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Exhibit 3.4

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INTERMUNE, INC.,
a Delaware Corporation

INTO

INTERMUNE PHARMACEUTICALS, INC.
a Delaware Corporation

Pursuant to Section 253 of the
General Corporation Law of the State of Delware

    InterMune Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST:  That the Corporation owns all of the outstanding shares of InterMune, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

    SECOND:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on the 18th of April, 2001, determined to merge InterMune, Inc. into itself on the terms and conditions set forth in such resolutions:

        RESOLVED, that InterMune, Inc. be merged with and into the Corporation and that the Corporation be the surviving corporation in such merger;

        FURTHER RESOLVED, that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

        FURTHER RESOLVED, that upon the effectiveness of the merger, the Corporation shall assume all of the liabilities and obligations of InterMune, Inc.; and

        FURTHER RESOLVED, that upon the effectiveness of the merger, the name of the Corporation shall be changed to "InterMune, Inc." and Article I of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

        "ARTICLE I.  The name of this corporation is InterMune, Inc."

    IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of the surviving corporation, InterMune Pharmaceuticals, Inc.

Dated as of April 26, 2001
INTERMUNE PHARMACEUTICALS, INC.
	By:	/s/ W. Scott Harkonen
W. Scott Harkonen President, Chairman of the Board and Chief Executive Officer

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Exhibit 3.4